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                                                                     EXHIBIT 2.2


                          AMENDMENT NO. 1 TO AGREEMENT
                             AND PLAN OF MERGER AND
                                 REORGANIZATION

         This Amendment No. 1 ("Amendment No. 1") to the Agreement and Plan of Merger and Reorganization dated as of July 31, 2001 (the "Agreement") is made and entered into as of November 26, 2001, by and among Endorex Corporation, a Delaware corporation ("Parent"), Roadrunner Acquisition, Inc., a Delaware corporation ("Merger Sub"), and Corporate Technology Development, Inc., a Delaware corporation ("Company").

                                    RECITALS

         WHEREAS, Parent, Merger Sub and Company have entered into the Agreement; and

         WHEREAS, Parent, Merger Sub and Company desire to amend certain terms of the Agreement pursuant to Section 9.12 thereof.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Sections 3.7, 3.8 and 3.9 of the Parent Disclosure Schedule are hereby amended and restated in their entirety as set forth on Schedule 1 attached hereto.

         2. The first sentence of Section 2.3 is hereby amended and restated in its entirety as follows:

         "Company and each security holder of Company that is not a natural person has all requisite corporate power and authority to execute and deliver this Agreement (if applicable), the Escrow Agreement (if applicable), the Voting Agreement (if applicable), the Affiliate Agreement (if applicable) and any other agreement contemplated hereunder and any amendments to such agreements (the "Transaction Agreements"), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby."

         3. All capitalized terms used but not defined herein have the meanings ascribed to such terms in the Agreement.

         4. All terms of the Agreement other than those amended hereby remain in full force and effect.

                                    * * * * *

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed and delivered by their respective officers thereunto duly authorized, as of the date first written above.


                                    PARENT:
                                    ENDOREX CORPORATION



                                    By:     /s/ Michael S. Rosen
                                       -----------------------------------------
                                    Name:   Michael S. Rosen
                                         ---------------------------------------
                                    Title:  President & Chief Executive Officer
                                         ---------------------------------------

                                    MERGER SUB:
                                    ROADRUNNER ACQUISITION, INC.



                                    By:     /s/ Michael S. Rosen
                                       -----------------------------------------
                                    Name:   Michael S. Rosen
                                         ---------------------------------------
                                    Title:  President
                                          --------------------------------------

                                    COMPANY:
                                    CORPORATE TECHNOLOGY DEVELOPMENT, INC.



                                    By:     /s/ Steve H. Kanzer
                                       -----------------------------------------
                                    Name:   Steve H. Kanzer
                                         ---------------------------------------
                                    Title:  President
                                          --------------------------------------